EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

         The undersigned, Albert G. Lowenthal, Chairman and Chief Executive
 Officer of Fahnestock Viner Holdings Inc. (the "Company"), hereby certifies that to his knowledge the Quarterly Report on Form 10-Q for the period ended
 September 30, 2002 of the Company filed with the Securities and Exchange
 Commission on the date hereof  (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

         Signed at the New York, New York, this 30th day of October, 2002.

                               "A.G. Lowenthal"
                               Albert G. Lowenthal
          Chairman and Chief Executive Officer